Exhibit 20.1
Page 1 of 3

                    Navistar Financial 1995 - B Owner Trust
                          For the Month of July 1999
                     Distribution Date of August 16, 1999
                           Servicer Certificate #46

Original Pool Amount Initial Receivables                  $454,499,683.43
Subsequent Receivables (transferred 11/10/95)              $70,451,789.39

Beginning Pool Balance                                     $45,318,580.56
Beginning Pool Factor                                           0.0863291

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $3,875,886.74
     Interest Collected                                       $349,793.33

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                         $67,306.07
Total Additional Deposits                                      $67,306.07

Repos / Chargeoffs                                             $22,225.95
Aggregate Number of Notes Charged Off                                  70

Total Available Funds                                       $4,133,796.25

Ending Pool Balance                                        $41,579,657.76
Ending Pool Factor                                              0.0792067

Servicing Fee                                                  $37,765.48

Repayment of Servicer Advances                                $159,189.89

Reserve Account:
     Beginning Balance  (see Memo Item)                    $11,196,120.04
     Target Percentage                                               5.50%
     Target Balance                                         $2,286,881.18
     Minimum Balance                                       $11,023,980.93
     (Release) / Deposit                                     ($172,139.11)
     Ending Balance                                        $11,023,980.93

Current Weighted Average APR:                                       9.487%
Current Weighted Average Remaining Term (months):                   11.91

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days             $751,769.36       416
                                31 - 60 days            $216,778.88       117
                                60+  days               $114,258.92        30

     Total:                                           $1,082,807.16       431

     Balances:                  60+  days               $416,839.06        30

Memo Item - Reserve Account
     Prior Month                                     $11,023,980.93
+    Invest. Income                                      $44,577.74
+    Excess Serv.                                       $127,561.37
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $11,196,120.04

Exhibit 20.1
Page 2 of 3

Navistar Financial 1995 - B Owner Trust
For the Month of July 1999

                                                                              NOTES
                                                           (Money Market)
                                              TOTAL         CLASS A - 1        CLASS A - 2        CLASS A - 3       CERTIFICATES
                                       $525,000,000.00     $122,300,000.00    $100,000,000.00    $284,325,000.00     $18,375,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                        0.00%              0.00%             96.50%              3.50%
     Coupon                                                         5.750%             5.940%             6.050%             6.220%

Beginning Pool Balance                  $45,318,580.56
Ending Pool Balance                     $41,579,657.76

Collected Principal                      $3,716,696.85
Collected Interest                         $349,793.33
Charge - Offs                               $22,225.95
Liquidation Proceeds / Recoveries           $67,306.07
Servicing                                   $37,765.48
Cash Transfer from Reserve Account               $0.00
Total Collections Available
  for Debt Service                       $4,096,030.77

Beginning Balance                       $45,318,580.56               $0.00              $0.00     $37,797,984.21      $7,520,596.35

Interest Due                               $229,546.60               $0.00              $0.00        $190,564.84         $38,981.76
Interest Paid                              $229,546.60               $0.00              $0.00        $190,564.84         $38,981.76
Principal Due                            $3,738,922.80               $0.00              $0.00      $3,608,060.50        $130,862.30
Principal Paid                           $3,738,922.80               $0.00              $0.00      $3,608,060.50        $130,862.30

Ending Balance                          $41,579,657.76               $0.00              $0.00     $34,189,923.71      $7,389,734.05
Note / Certificate Pool Factor                                      0.0000             0.0000             0.1202             0.4022
   (Ending Balance / Original Pool Amount)
Total Distributions                      $3,968,469.40               $0.00              $0.00      $3,798,625.34        $169,844.06

Interest Shortfall                               $0.00               $0.00              $0.00              $0.00              $0.00
Principal Shortfall                              $0.00               $0.00              $0.00              $0.00              $0.00
     Total Shortfall                             $0.00               $0.00              $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                           $127,561.37
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance          $11,196,120.04
(Release) / Draw                          ($172,139.11)
Ending Reserve Acct Balance             $11,023,980.93

Exhibit 20.1
Page 3 of 3

Navistar Financial 1995 - B Owner Trust
For the Month of July 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                        5                     4                   3                  2                   1
                                     Mar-99                Apr-99              May-99              Jun-99              Jul-99
Beginning Pool Balance           $65,610,872.20        $60,018,133.00      $55,027,529.54      $49,264,907.22      $45,318,580.56

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                    $65,835.91            $13,556.87          $74,280.65          $13,330.12          $22,225.95
    Recoveries                       $64,171.42            $11,861.40            ($600.00)         $20,822.90          $67,306.07

Total Charged Off (Months 5, 4, 3)                        $153,673.43
Total Recoveries (Months 3, 2, 1)                          $87,528.97
Net Loss / (Recoveries) for 3 Mos                          $66,144.46(a)

Total Balance (Months 5, 4, 3)                        $180,656,534.74(b)

Loss Ratio Annualized  [(a/b) * (12)]                         0.4394%

Trigger:  Is Ratio > 1.5%                                          No
                                                                               May-99              Jun-99              Jul-99

B)   Delinquency Trigger:                                                     $435,048.35         $426,953.04         $416,839.06
     Balance delinquency 60+ days                                                0.79060%            0.86665%            0.91980%
     As % of Beginning Pool Balance                                              0.79870%            0.85556%            0.85902%
     Three Month Average

Trigger:  Is Average > 2.0%                                        No

C)   Noteholders Percent Trigger:                             2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                        No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer